Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-56117, 333-52536, 333-45629 and 333-78219) of Raytheon Company of our report dated June 27, 2003, relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2003